THIRD AMENDMENT TO THE CREDIT AGREEMENT

THIS THIRD AMENDMENT TO THE CREDIT AGREEMENT (this “Amendment”), dated as of July 10, 2008 among Black Hills Corporation, a South Dakota corporation (“Borrower”), ABN AMRO Bank N.V., in its capacity as agent for the Banks under the Credit Agreement described below (in such capacity, the “Administrative Agent”), and as a Bank, and the other Banks party hereto.

WITNESSETH THAT:

WHEREAS, the Borrower, Administrative Agent and the Banks have entered into that certain Credit Agreement dated as of May 5, 2005 (as the same has been amended, modified or restated prior to the effectiveness hereof, the “Credit Agreement”); and

WHEREAS, the Borrower desires to amend certain terms of the Credit Agreement, as set forth below; and

WHEREAS, the Administrative Agent and the Required Banks are willing, subject to the terms hereof, to so amend the Credit Agreement.

NOW, THEREFORE, in consideration of the recitals set forth above and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Definitions. All capitalized terms used but not otherwise defined in this Amendment shall have the meaning ascribed to them in the Credit Agreement. Unless otherwise specified, all section references herein refer to sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement.

Effective upon the satisfaction of each of the conditions precedent set forth in Section 4 below, the Credit Agreement is hereby amended as follows:

effective as of the date hereof, the Credit Agreement is hereby amended as follows:

(A)      The term “$300,000,000” appearing in the definition of “Marketing Subsidiary Excluded Credit Facilities” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the term “$400,000,000” is hereby substituted therefor:

(B)      Section 7.9 of the Credit Agreement shall be amended by deleting the term “and” appearing at the end of Section 7.9(n), deleting the term “.” at the end of Section 7.9(o) and substituting the term “;” therefor, and inserting the following language as new Sections 7.9(p) and 7.9(q), respectively:

“(p)     Liens (i) of a collecting bank arising under the UCC on items in the course of collection, (ii) in favor of a banking institution arising as a matter of law, or which arise under the documents governing the deposit relationship, encumbering deposits (including the right of set-off, charge-back rights, and refund rights) and which are within the general parameters customary in the banking industry, or (iii) encumbering customary deposits and margin deposits and other Liens attaching to brokerage accounts or arising under or in connection with Derivative Arrangements or Derivative Obligations, in each case incurred in the ordinary course of business; and"

“(q)     Other Liens made in the ordinary course of business of Borrower or its Subsidiaries so long as the aggregate amount of Indebtedness or other obligations secured by such Liens does not exceed, in the aggregate, $25,000,000."

(C)      Schedule 2.1 to the Credit Agreement shall be amended by deleting the schedule in its entirety and substituting Schedule 2.1 attached hereto as EXHIBIT A therefor.

Section 3. Ratification. The Borrower hereby ratifies, acknowledges, affirms and reconfirms its rights, interests and obligations under each Credit Document, as amended hereby, and agrees to perform each of its obligations thereunder as and when required. By executing this Amendment, the Borrower hereby further ratifies, acknowledges, affirms and reconfirms that each Credit Document, as amended hereby, constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, and that each such Credit Document, as amended hereby, is in full force and effect.

Section 4. Conditions. The effectiveness of this Amendment is subject to the following conditions precedent:

Section 4.1 The Borrower, the Administrative Agent and the Required Banks shall have executed and delivered this Amendment, and the Borrower shall have executed and/or delivered such other documents and instruments as Administrative Agent may reasonably require to effectuate the terms of this Amendment.

Section 4.2 Borrower shall have paid to each of the Banks executing and delivering this Amendment on or prior to the date hereof, for such Bank’s own account, a fully-earned, non-refundable amendment fee in an amount equal to [__]% multiplied by such Bank’s Percentage (prior to the effectiveness hereof), in immediately available funds.

Section 4.3      Borrower shall have paid to each new Bank and each Bank that increases its Commitment in accordance with Section 2.12(b) of the Credit Agreement concurrently with this Amendment (such new Bank or Bank increasing its Commitment, an “Added Bank”), for such Added Bank’s own account, a fully-earned, non-refundable closing fee of (x) if the amount of such Added Bank’s new or increased Commitment is greater than or equal to $15,000,000 and less than $20,000,000, [__]% multiplied by the amount of such Added Bank’s new or increased Commitment purchased pursuant to Section 2.12(b) of the Credit Agreement, or (y) if the amount of such Added Bank’s new or increased Commitment is equal to or greater than $20,000,000, [__]% multiplied by such Added Bank’s new or increased Commitment purchased pursuant to Section 2.12(b) of the Credit Agreement, in immediately available funds.

Section 4.4 The representations and warranties set forth in Section 5 of this Amendment shall be true and correct.

Section 4.5 All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be reasonably satisfactory to the Administrative Agent and its legal counsel.

Section 5. Representations and Warranties.    To induce the Administrative Agent and the Banks party hereto to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and the Banks that (i) the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of the Borrower and that this Amendment has been duly executed and delivered by the Borrower and this Amendment and the Credit Agreement, as amended hereby, constitutes valid and binding obligations of the Borrower enforceable in accordance with its terms, (ii) no Default or Event of Default (after giving effect to this Amendment) has occurred and is continuing under the Credit Agreement or would result from the execution and delivery of this Amendment, and (iii) each of the representations and warranties set forth in Section 5 of the Credit Agreement, as amended hereby, is true and correct in all material respects as of the date hereof, except that if any such representation or warranty (x) relates solely to an earlier date it need only remain true in all material respects as of such date, or (y) is already qualified by materiality, in which case it shall be true and correct in all respects.

Section 6. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 7. References. Any reference to the Credit Agreement contained in any document, instrument or agreement executed in connection with the Credit Agreement shall be deemed to be a reference to the Credit Agreement as modified by this Amendment.

Section 8. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument. This Amendment may also be executed by facsimile or electronic means and each facsimile or electronic signature hereto shall be deemed for all purposes to be an original signatory page.

Section 9. Costs. The Borrower agrees to pay on demand all reasonable costs and expenses incurred by the Administrative Agent (including fees and expenses of counsel) incurred in connection with the negotiation and preparation of this Amendment.

Section 10.     Governing Law. The validity and interpretation of this Amendment and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflict of laws other than section 5-1401 of the New York General Obligations Laws.

Section 11.      Miscellaneous. This Amendment shall be deemed to be a Credit Document.

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In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered in New York, New York by their duly authorized officers as of the day and year first above written.

BLACK HILLS CORPORATION, a South Dakota corporation

By:	/s/ David R. Emery
Name:	David R. Emery
Title:	President and CEO

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered in New York, New York by their duly authorized officers as of the day and year first above written.

ABN AMRO Bank N.V.

By:	/s/ Charles F. Randolph
Name:	Charles F. Randolph
Title:	Managing Director

By:	/s/ Kris A. Grosshans
Name:	Kris A. Grosshans
Title:	Managing Director

Wells Fargo Bank N.A.

By:	/s/ Sushim R. Shah
Name:	Sushim R. Shah
Title:	VP & Senior Relationship Manager

Credit Suisse, Cayman Islands Branch

By:	/s/ James Moran
Name:	James Moran
Title:	Managing Director

By:	/s/ Nupur Kumar
Name:	Nupur Kumar
Title:	Associate

Royal Bank Canada,

By:	/s/ Linda M. Stephens
Name:	Linda M. Stephens
Title:	Authorized Signatory

UNION BANK OF CALIFORNIA, N.A.

By:	/s/ Robert J. Cole
Name:	Robert J. Cole

Title:   Vice President

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered in New York, New York by their duly authorized officers as of the day and year first above written.

BAYERISCHE LANDESBANK

By:	/s/ John Gregory
Name:	John Gregory
Title:	First Vice President

By:	/s/ Nikolal von Mengden
Name:	Nikolal von Mengden
Title:	Senior Vice President

BMO Capital Markets Financing, Inc.

By:	/s/ Gumaro Tijerina
Name:	Gumaro Tijerina
Title:	Vice President

Societe Generale

By:	/s/ Yao Wang
Name:	Yao Wang
Title:	Vice President

U.S. Bank National Association

By:	/s/ Christine Dean
Name:	Christine Dean
Title:	Vice President

COBANK, ACB

By:	/s/ Brent R. Knight
Name:	Brent R. Knight
Title:	Vice President

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered in New York, New York by their duly authorized officers as of the day and year first above written.

Fifth Third Bank

By:	/s/ Ashley Radel
Name:	Ashley Radel
Title:	Officer

Mizuho Corporate Bank, Ltd.

By:	/s/ Leon Mo
Name:	Leon Mo
Title:	Senior Vice President

CALYON NEW YORK BRANCH

By:	/s/ Page Dillehunt
Name:	Page Dillehunt
Title:	Managing director

By:	/s/ Sharada Manne
Name:	Sharada Manne
Title:	Director

The Bank of Nova Scotia

By:	/s/ Jim Trimble
Name:	Jim Trimble
Title:	Managing Director

ROYAL BANK OF SCOTLAND PLC

By:	/s/ Andrew N. Taylor
Name:	Andrew N. Taylor
Title:	Vice President

Scotiabanc Inc.

By:	/s/ J.F. Todd
Name:	J.F. Todd
Title:	Managing Director

EXHIBIT A

Schedule 2.1

COMMITMENTS

Bank	Commitment Amount	Pro Rata Share
ABN AMRO Bank N.V.	$47,000,000.00	8.95238095%
Union Bank of California, N.A.	$52,000,000.00	9.90476190%
U.S. Bank National Association	$32,000,000.00	6.09523810%
Bank of America, N.A.	$30,000,000.00	5.71428571%
CoBank, ACB	$62,000,000.00	11.80952381%
BMO/Harris Nesbitt Financing, Inc.	$30,000,000.00	5.71428571%
The Bank of Nova Scotia	$70,000,000.00	13.33333333%
Wells Fargo Bank, N.A.	$55,000,000.00	10.47619048%
Credit Suisse	$25,000,000.00	4.76190476%
Bayern LB	$24,000,000.00	4.57142857%
Societe Generale	$24,000,000.00	4.57142857%
Calyon, New York Branch	$18,000,000.00	3.42857143%
Fifth Third Bank	$14,000,000.00	2.66666667%
Mizuho Corporate Bank, Ltd.	$14,000,000.00	2.66666667%
Royal Bank of Canada	$14,000,000.00	2.66666667%
Royal Bank of Scotland	$14,000,000.00	2.66666667%
TOTALS	$525,000,000.00	100.00000000%